Avis Budget Group Reports Record Second Quarter Results

PARSIPPANY, N.J., August 1, 2022 - Avis Budget Group, Inc. (NASDAQ: CAR) today announced financial results for second quarter 2022.

We ended the quarter with revenues 37% above second quarter 2021, at $3.2 billion, making it our best quarter revenue in Company history. Our revenues were driven by continued strong demand and increased revenue per day.

Net income was $774 million and our Adjusted EBITDA was $1.2 billion, our best quarterly net income and Adjusted EBITDA in our history.

Our liquidity position at the end of the quarter was approximately $850 million, with an additional $1.9 billion of fleet funding capacity. We have well-laddered corporate debt and no meaningful maturities until 2024.

“Through enhanced revenue generation, diligent fleet management and stringent cost control, we generated another record quarter for the Company, highlighted by the Americas reporting over one billion of Adjusted EBITDA for the first time in a quarter and International achieving their highest second quarter Adjusted EBITDA ever,” said Joe Ferraro, Avis Budget Group Chief Executive Officer. “Our team continues to excel at managing the increased demand of our customers while supplying the outstanding service they have come to expect. I want to thank all the employees for their continued tireless efforts in helping us achieve this milestone.”

Q2 Highlights

•Total Company revenues increased by 37% and 39% compared to second quarter 2021 and 2019, respectively.
•Adjusted EBITDA in the Americas was $1.0 billion for the second quarter 2022 driven by the highest quarter demand in history and strong pricing. It is the best Adjusted EBITDA in Americas' history.
•Adjusted EBITDA in International was $183 million for the second quarter 2022 driven by increased pricing and volume, the best second quarter Adjusted EBITDA in International's history.

Investor Conference Call

We will host a conference call to discuss our second quarter results on August 2, 2022, at 8:30 a.m. (ET). Investors may access the call at ir.avisbudgetgroup.com or by dialing (877) 407-2991 and a replay will available on our website and at (877) 660-6853 using conference code 13730889.

About Avis Budget Group

Avis Budget Group, Inc. is a leading global provider of mobility solutions, both through our Avis and Budget brands, which have more than 10,000 rental locations in approximately 180 countries around the world, and through our Zipcar brand, which is the world's leading car sharing network. Avis Budget Group operates most of our car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group is headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our future results, impacts from the COVID-19 outbreak, future travel levels, cost-saving actions, the global semiconductor shortage and liquidity and cash flows are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the severity and duration of the COVID-19 outbreak, which is expected to continue to have a significant impact on our operations, and resulting economic conditions and related restrictions, the high level of competition in the mobility industry, changes in our fleet costs, including as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, our ability to realize our estimated cost savings on a timely basis, or at all, the financial condition of the manufacturers that supply our rental vehicles, including as a result of the global semiconductor shortage, which could affect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, the significant volatility in travel demand as a result of COVID-19, including the current and any further disruptions in airline passenger traffic, the absence of an improvement in or any further deterioration in economic conditions generally, particularly during our peak season and/or in key market segments, any occurrence or threat of terrorism, the current and any future pandemic diseases or other natural disasters, any changes to the cost or supply of fuel, risks related to acquisitions or integration of acquired businesses, risks associated with litigation, including class action lawsuits, governmental or regulatory inquiries or investigations, risks related to the security of our information technology systems, disruptions in our communication networks, changes in tax or other regulations, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via asset-backed securities markets, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the covenants contained in the agreements governing our indebtedness, and our ability to accurately estimate our future results and implement our cost savings actions. Other unknown or unpredictable factors could also have material adverse effects on our performance or achievements, such as the potential effects on the world economy and markets, elections and government shutdowns, as a result of Russia’s recent invasion of Ukraine. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Report on Form 10-Q for the three months ended March 31, 2022 and in other filings and furnishings made by us with the Securities and Exchange Commission (the "SEC") from time to time. We undertake no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

2

Non-GAAP Financial Measures and Key Metrics

This release includes financial measures such as Adjusted EBITDA, Adjusted net income and Adjusted free cash flow, as well as other financial measures that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained in the financial tables to this release and in Appendix I, including the definitions of these measures and reconciliations to the closest comparable GAAP measures. The Company and its management believe that these non-GAAP measures are useful to investors in measuring our comparable period-over-period results. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted free cash flow, Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are net income (loss), net cash provided by operating activities, income (loss) before income taxes, net income (loss) attributable to Avis Budget Group, Inc. and diluted earnings (loss) per share, respectively. Foreign currency translation effects on our results are quantified by translating the current period’s non-U.S. dollar-denominated results using the currency exchange rates of the prior period of comparison including any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet, are calculated on a per-month basis.

Contacts
Investor Relations Contact:
David Calabria
IR@avisbudget.com

Media Relations Contact:
James Tomlinson
ABGPress@edelman.com

# # #
Tables Follow
3

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Income Statement and Other Items
Revenues	$3,244	$2,371	37%	$5,676	$3,743	52%
Income before income taxes	1,083	486	123%	1,778	236	653%
Net income	774	398	94%	1,301	228	471%
Earnings per share - diluted	15.71	5.63	179%	25.14	3.23	678%

Adjusted Earnings Measures (non-GAAP) (A)
Adjusted EBITDA	1,205	624	93%	2,015	671	200%
Adjusted pretax income	1,098	512	114%	1,811	448	304%
Adjusted net income	790	417	89%	1,334	385	246%
Adjusted earnings per share - diluted	15.94	5.90	170%	25.65	5.45	371%

	As of
	June 30, 2022	December 31, 2021
Balance Sheet Items
Cash and Cash Equivalents	$579	$534
Vehicles, net	16,315	12,866
Debt under vehicle programs	14,098	11,390
Corporate debt	4,651	4,009
Stockholders' equity attributable to Avis Budget Group, Inc.	(654)	(220)

Segment Results
	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Revenues
Americas	$2,567	$1,974	30%	$4,567	$3,054	50%
International	677	397	71%	1,109	689	61%
Corporate and Other	—	—	n/m	—	—	n/m
Total Company	$3,244	$2,371	37%	$5,676	$3,743	52%

Adjusted EBITDA
Americas	$1,041	$634	64%	$1,851	$742	149%
International	183	8	n/m	206	(42)	590%
Corporate and Other	(19)	(18)	n/m	(42)	(29)	n/m
Total Company	$1,205	$624	93%	$2,015	$671	200%

_______
n/m	Not meaningful.
(A)	See Table 5 for reconciliations of non-GAAP measures and Appendix I for definitions.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$3,244	$2,371	$5,676	$3,743

Expenses
Operating	1,349	1,032	2,496	1,864
Vehicle depreciation and lease charges, net	234	338	345	592
Selling, general and administrative	359	294	642	476
Vehicle interest, net	97	77	174	152
Non-vehicle related depreciation and amortization	51	62	109	130
Interest expense related to corporate debt, net:
Interest expense	64	59	117	120
Early extinguishment of debt	—	—	—	129
Restructuring and other related charges	6	22	14	42
Transaction-related costs, net	1	1	1	2
Total expenses	2,161	1,885	3,898	3,507

Income before income taxes	1,083	486	1,778	236
Provision for income taxes	309	88	477	8
Net income	774	398	1,301	228
Less: net loss attributable to non-controlling interests	(4)	—	(6)	—
Net income attributable to Avis Budget Group, Inc	$778	$398	$1,307	$228

Earnings per share
Basic	$16.05	$5.69	$25.74	$3.26
Diluted	$15.71	$5.63	$25.14	$3.23

Weighted average shares outstanding
Basic	48.5	69.9	50.8	69.9
Diluted	49.5	70.6	52.0	70.6

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change

Americas

Rental Days (000’s)	31,788	24,910	28%	59,270	42,931	38%
Revenue per Day, excluding exchange rate effects (A)	$80.91	$79.26	2%	$77.13	$71.14	8%
Average Rental Fleet	500,653	377,987	32%	472,004	336,310	40%
Vehicle Utilization	69.8%	72.4%	(2.6) pps	69.4%	70.5%	(1.1) pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$86	$229	(62)%	$55	$219	(75)%

International

Rental Days (000’s)	10,798	8,135	33%	19,379	14,960	30%
Revenue per Day, excluding exchange rate effects (A)	$70.17	$48.72	44%	$62.91	$46.06	37%
Average Rental Fleet	168,108	131,416	28%	159,448	124,443	28%
Vehicle Utilization	70.6%	68.0%	2.6 pps	67.1%	66.4%	0.7 pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$238	$200	19%	$219	$199	10%

Total

Rental Days (000’s)	42,586	33,045	29%	78,649	57,891	36%
Revenue per Day, excluding exchange rate effects (A)	$78.19	$71.74	9%	$73.63	$64.66	14%
Average Rental Fleet	668,761	509,403	31%	631,452	460,753	37%
Vehicle Utilization	70.0%	71.3%	(1.3) pps	68.8%	69.4%	(0.6) pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$124	$221	(44)%	$96	$214	(55)%
_______
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.
(A)	The following metrics include changes in currency exchange rates:

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change

Americas

Revenue per Day	$80.76	$79.26	2%	$77.05	$71.14	8%
Per-Unit Fleet Costs per Month	$85	$229	(63)%	$55	$219	(75)%

International

Revenue per Day	$62.69	$48.72	29%	$57.26	$46.06	24%
Per-Unit Fleet Costs per Month	$212	$200	6%	$200	$199	1%

Total

Revenue per Day	$76.18	$71.74	6%	$72.17	$64.66	12%
Per-Unit Fleet Costs per Month	$117	$221	(47)%	$91	$214	(57)%

Table 4 (page 1 of 2)

Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS

Six Months Ended June 30, 2022
Operating Activities
Net cash provided by operating activities	$2,371

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	$(52)
Net cash used in investing activities of vehicle programs	(3,818)
Net cash used in investing activities	$(3,870)

Financing Activities
Net cash used in financing activities exclusive of vehicle programs	$(1,036)
Net cash provided by financing activities of vehicle programs	2,618
Net cash provided by financing activities	$1,582

Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	$(25)
Net change in cash and cash equivalents, program and restricted cash	58
Cash and cash equivalents, program and restricted cash, beginning of period (A)	626
Cash and cash equivalents, program and restricted cash, end of period (B)	$684

CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (C)

Six Months Ended June 30, 2022
Income before income taxes	$1,778
Add-back of non-vehicle related depreciation and amortization (D)	113
Add-back of restructuring and other related costs	14
Add-back of transaction-related costs, net	1
Add-back of COVID-19 charges, net	(9)
Add-back of unprecedented personal-injury and other legal matters, net	1
Working capital and other	315
Capital expenditures (E)	(102)
Tax payments, net of refunds	(104)
Vehicle programs and related (F)	(896)
Adjusted free cash flow	$1,111

Acquisition and related payments, net of acquired cash	$(1)
Borrowings, net of debt repayments	718
Restructuring and other related payments	(11)
Transaction-related payments	(1)
Repurchases of common stock	(1,748)
Change in program cash	19
Change in restricted cash	(1)
Foreign exchange effects, financing costs and other	(28)
Net change in cash and cash equivalents, program and restricted cash (per above)	$58

Table 4 (page 2 of 2)

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Six Months Ended June 30, 2022
Net cash provided by operating activities (per above)	$2,371
Investing activities of vehicle programs	(3,818)
Financing activities of vehicle programs	2,618
Capital expenditures	(76)
Proceeds received on sale of assets and nonmarketable equity securities	2
Change in program cash	(19)
Change in restricted cash	1
Acquisition and disposition-related payments	20
Restructuring and other related payments	11
Transaction-related payments	1
Adjusted free cash flow (per above)	$1,111

_______
(A)	Consists of cash and cash equivalents of $534 million, program cash of $89 million and restricted cash of $3 million.
(B)	Consists of cash and cash equivalents of $579 million, program cash of $103 million and restricted cash of $2 million.
(C)	See Appendix I for the definition of Adjusted free cash flow.
(D)	Includes $4 million of cloud computing costs.
(E)	Includes $26 million of cloud computing implementation costs.
(F)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets. Also includes $17 million of vehicles sold in the divestiture of our operations in the United States Virgin Islands and the Netherlands.

Table 5
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)
The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided the reasons we present these non-GAAP financial measures and a description of what they represent in Appendix I. For each non-GAAP financial measure a reconciliation to the most comparable GAAP financial measure is calculated and presented below with reconciliations of net income (loss), income (loss) before income taxes and diluted earnings (loss) per share to Adjusted EBITDA and our Adjusted earnings measures.

		Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of Net income to Adjusted EBITDA:		2022	2021	2022	2021

	Net income	$774	$398	$1,301	$228
	Add: Provision for income taxes	309	88	477	8
	Income before income taxes	1,083	486	1,778	236

	Add certain items:
	Acquisition-related amortization expense	10	14	26	32
	Restructuring and other related charges	6	22	14	42
	Unprecedented personal-injury and other legal matters, net (A)	—	(11)	1	(11)
	Transaction-related costs, net	1	1	1	2
	Early extinguishment of debt	—	—	—	129
	COVID-19 charges, net (B)	(2)	—	(9)	18
	Adjusted pretax income	1,098	512	1,811	448

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense) (C)	43	53	87	103
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	64	59	117	120
	Adjusted EBITDA	$1,205	$624	$2,015	$671

Reconciliation of Net income attributable to Avis Budget Group, Inc. to adjusted net income:

	Net income attributable to Avis Budget Group, Inc.	$778	$398	$1,307	$228
	Add certain items, net of tax:
	Acquisition-related amortization expense	7	11	19	24
	Restructuring and other related charges	5	16	12	31
	Unprecedented personal-injury and other legal matters, net	—	(8)	1	(8)
	Transaction-related costs, net	1	—	1	1
	Early extinguishment of debt	—	—	—	96
	COVID-19 charges, net	(1)	—	(6)	13
	Adjusted net income	$790	$417	$1,334	$385

	Earnings per share - Diluted	$15.71	$5.63	$25.14	$3.23

	Adjusted diluted earnings per share	$15.94	$5.90	$25.65	$5.45

	Shares used to calculate Adjusted diluted earnings per share	49.5	70.6	52.0	70.6

_______
(A)	Reported within operating expenses in our Consolidated Statements of Operations.
(B)	The following table presents the unusual, direct and incremental costs due to the COVID-19 pandemic.
		Three Months Ended June 30,		Six Months Ended June 30,
		2022	2021	2022	2021
	Minimum annual guaranteed rent in excess of concession fees, net	$(2)	$(3)	$(9)	$16
	Vehicles damaged in overflow parking lots, net of insurance proceeds	—	2	—	(4)
	Other charges	—	1	—	6
	Operating expenses	$(2)	$—	$(9)	$17
	Selling, general and administrative expenses	$—	$—	$—	$1
	COVID-19 charges, net	$(2)	$—	$(9)	$18
(C)
For the three and six months ended June 30, 2022 consists of $2 million and $4 million, respectively, within operating expenses in our Consolidated Statements of Operations related to cloud computing costs. For the three and six months ended June 30, 2021 consists of $3 million within operating expenses and $2 million within selling, general and administrative expenses in our Consolidated Statements of Operations related to cloud computing costs.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS
($ in millions, except as noted)

	Three Months Ended June 30, 2022			Three Months Ended June 30, 2021
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$2,567	$677	$3,244	$1,974	$397	$2,371
Currency exchange rate effects	5	81	86	—	—	—
Revenue excluding exchange rate effects	$2,572	$758	$3,330	$1,974	$397	$2,371
Rental days (000's)	31,788	10,798	42,586	24,910	8,135	33,045
RPD excluding exchange rate effects (in $'s)	$80.91	$70.17	$78.19	$79.26	$48.72	$71.74

Vehicle Utilization
Rental days (000's)	31,788	10,798	42,586	24,910	8,135	33,045
Average rental fleet	500,653	168,108	668,761	377,987	131,416	509,403
Number of days in period	91	91	91	91	91	91
Available rental days (000's)	45,559	15,298	60,857	34,397	11,959	46,356
Vehicle utilization	69.8%	70.6%	70.0%	72.4%	68.0%	71.3%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$128	$106	$234	$259	$79	$338
Currency exchange rate effects	1	14	15	—	—	—
	$129	$120	$249	$259	$79	$338
Average rental fleet	500,653	168,108	668,761	377,987	131,416	509,403
Per-unit fleet costs (in $'s)	$257	$713	$372	$686	$599	$664
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$86	$238	$124	$229	$200	$221

	Six Months Ended June 30, 2022			Six Months Ended June 30, 2021
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$4,567	$1,109	$5,676	$3,054	$689	$3,743
Currency exchange rate effects	5	110	115	—	—	—
Revenue excluding exchange rate effects	$4,572	$1,219	$5,791	$3,054	$689	$3,743
Rental days (000's)	59,270	19,379	78,649	42,931	14,960	57,891
RPD excluding exchange rate effects (in $'s)	$77.13	$62.91	$73.63	$71.14	$46.06	$64.66

Vehicle Utilization
Rental days (000's)	59,270	19,379	78,649	42,931	14,960	57,891
Average rental fleet	472,004	159,448	631,452	336,310	124,443	460,753
Number of days in period	181	181	181	181	181	181
Available rental days (000's)	85,433	28,860	114,293	60,872	22,524	83,396
Vehicle utilization	69.4%	67.1%	68.8%	70.5%	66.4%	69.4%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$154	$191	$345	$443	$149	$592
Currency exchange rate effects	1	19	20	—	—	—
	$155	$210	$365	$443	$149	$592
Average rental fleet	472,004	159,448	631,452	336,310	124,443	460,753
Per-unit fleet costs (in $'s)	$329	$1,314	$578	$1,317	$1,196	$1,284
Number of months in period	6	6	6	6	6	6
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$55	$219	$96	$219	$199	$214

_______
Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net, charges for unprecedented personal-injury and other legal matters, net, which includes amounts recorded in excess of $5 million related to class action lawsuits, non-operational charges related to shareholder activist activity, which include third party advisory, legal and other professional service fees, COVID-19 charges and income taxes. COVID-19 charges include unusual, direct and incremental costs due to the COVID-19 pandemic such as minimum annual guaranteed rent in excess of concession fees for the period, overflow parking for idle vehicles and related shuttling costs, incremental cleaning supplies to sanitize vehicles and facilities, and losses associated with vehicles damaged in overflow parking lots, net of insurance proceeds. Adjusted EBITDA includes stock-based compensation expense and deferred financing fee amortization totaling $11 million and $16 million in second quarter 2022 and 2021, respectively, and totaling $23 million and $25 million in the six months ended June 30, 2022 and 2021, respectively.

We believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. Adjusted EBITDA is also a component in the determination of management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Earnings Non-GAAP Measures
The accompanying tables present Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share, which exclude certain items. We believe that these measures referred to above are useful to investors as supplemental measures in evaluating our aggregate performance. We exclude restructuring and other related charges, transaction-related costs, costs related to early extinguishment of debt and certain other items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item. A reconciliation of our Adjusted earnings Non-GAAP measures from the appropriate measures recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs, restructuring and other related charges, charges for unprecedented personal-injury and other legal matters, COVID-19 charges and non-operational charges related to shareholder activist activity. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Adjusted EBITDA Margin
Represents Adjusted EBITDA as a percentage of revenues.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.